Exhibit 99.1

FOR IMMEDIATE RELEASE

R. G. BARRY CORPORATION ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, SEPTEMBER 3, 2014

PICKERINGTON, Ohio, Friday, August 1, 2014 – Accessories marketer R. G. Barry Corporation (NASDAQ: DFZ) (“R. G. Barry” or the “Company”), today announced that a special meeting of shareholders of R. G. Barry will be held on Wednesday, September 3, 2014 at 11:00 a.m., Eastern Daylight Time, in our corporate offices at 13405 Yarmouth Road NW, Pickerington, OH 43147, unless adjourned or postponed to a later date. The special meeting will be held for the following purposes:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 1, 2014, by and among R. G. Barry and affiliates of Mill Road Capital, a private equity firm. As a result of the merger, (a) MRVK Merger Co. (a wholly-owned subsidiary of MRGB Hold Co., which is an affiliate of Mill Road Capital) will be merged into R. G. Barry, (b) R. G. Barry will survive the merger as a wholly-owned subsidiary of MRGB Hold Co., and (c) each outstanding R. G. Barry common share will be converted into the right to receive $19.00 in cash, without interest and less any applicable withholding taxes;

2.	To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

3.	To approve, on a non-binding, advisory basis, the “golden parachute compensation” payable to R. G. Barry’s named executive officers in connection with the merger.

Only holders of record of R. G. Barry common shares at the close of business on July 21, 2014, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each common share is entitled to one vote on each matter that is properly brought before the special meeting.

Additional information regarding the proposed merger and related transactions, the actions to be taken in connection with the merger and the parties involved in the merger will be available in the proxy materials for the special meeting that will be sent or given to R. G. Barry shareholders on or about August 4, 2014.

Peter J. Solomon Company L.P. is serving as financial advisor and Vorys, Sater, Seymour and Pease LLP is serving as legal advisor to the Board in connection with the pending merger.

About R. G. Barry

R. G. Barry creates and markets great accessories brands and fashionable, solution-oriented products that make life better. Our primary brands include: Dearfoams slippers dearfoams.com; baggallini handbags, totes and travel accessories baggallini.com; and Foot Petals premium insoles and comfort products footpetals.com. To learn more, visit us at rgbarry.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of the Company with an affiliate of Mill Road Capital. In connection with the proposed merger, the Company has filed a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). The definitive proxy statement will be sent or given to the shareholders of the Company and contains important information about the Company, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY ARE AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other relevant materials and any other documents filed by R. G. Barry with the SEC, may be obtained, without charge, from the SEC’s website (www.sec.gov) or, without charge, from R. G. Barry by mail or online from the R. G. Barry website at the Investor Relations section of www.rgbarry.com.

Participants in the Solicitation

R. G. Barry and its executive officers and directors may be deemed to be participants in the solicitation of proxies from R. G. Barry shareholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of R. G. Barry may have in the transaction will be set forth in the preliminary and definitive proxy statements described above.

Cautionary Statement Concerning Forward Looking Safe Harbor Statements

Statements in this press release that are not descriptions of historical facts may be “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to R. G. Barry as of the date hereof, and subject to applicable law to the contrary. R. G. Barry undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause R. G. Barry’s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the merger transactions described herein; adoption of the merger agreement by R. G. Barry’s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; R. G. Barry’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; general industry and economic conditions; and the risks that are described from time to time in R. G. Barry’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended June 29, 2013, filed with the SEC on September 11, 2013, in other of R. G. Barry’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements. The Company has no obligation to update the forward-looking statements.

Contact:	Roy Youst, RG Barry Investor Relations ryoust@rgbarry.com	614.729.7275

	José G. Ibarra, Senior VP Finance/CFO jibarra@rgbarry.com	614.864.6400